                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (As Permitted By Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Under Rule 14a-12

                       TRANSACT TECHNOLOGIES INCORPORATED
                       ----------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                       TRANSACT TECHNOLOGIES INCORPORATED
                                  7 LASER LANE
                         WALLINGFORD, CONNECTICUT 06492

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 20, 2003

     Notice is hereby given that the 2003 Annual Meeting of Stockholders (the "Annual Meeting") of TransAct Technologies Incorporated (the "Company"), a Delaware corporation, will be held on Tuesday, May 20, 2003, at 10:00 a.m. Eastern Daylight Savings Time, at The Ramada Plaza Hotel, 275 Research Parkway, Meriden, Connecticut 06450 for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

     (1) To elect two directors, one by holders of Common Stock and one by holders of Series B Preferred Stock, to serve until the 2006 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

     (2) To approve an amendment to the Company's Non-Employee Directors' Stock Plan to increase the number of shares of Common Stock available for issuance thereunder by 100,000 shares, to an aggregate of 240,000 shares;

     (3) To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for 2003; and

     (4) To transact such other business as may legally come before the Annual Meeting.

     Stockholders of record at the close of business on April 9, 2003 are entitled to notice of and to vote at the Annual Meeting. The transfer books will not be closed for the Annual Meeting.

                                          By Order of the Board of Directors,

                                          RICHARD L. COTE
                                          Secretary

Wallingford, Connecticut
April 21, 2003

                            YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, THE COMPANY REQUESTS THAT YOU FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THAT PURPOSE. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION IS APPRECIATED.

                       TRANSACT TECHNOLOGIES INCORPORATED
                                  7 LASER LANE
                         WALLINGFORD, CONNECTICUT 06492

                       PROXY STATEMENT FOR ANNUAL MEETING
                   OF STOCKHOLDERS TO BE HELD ON MAY 20, 2003

     This Proxy Statement is being furnished to the stockholders of TransAct Technologies Incorporated (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company to be held on May 20, 2003, and any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement, the foregoing Notice of Annual Meeting, the enclosed form of proxy and the Company's 2002 Annual Report to Stockholders are first being mailed or given to stockholders on or about April 21, 2003.

                      SOLICITATION AND REVOCATION OF PROXY

     Any stockholder who executes and returns the enclosed proxy has the power to revoke the same anytime prior to its being voted. The shares represented by the proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it not votable. The proxy is in ballot form so that a specification may be made to grant or withhold authority to vote for the election of directors and to indicate separate approval or disapproval as to the other matter presented to stockholders. All of the proposals will be presented by the Board of Directors. The shares represented by the proxy will be voted for the election of the directors named thereon, unless authority to do so is withheld. With respect to the other proposals presented to stockholders by the Board of Directors, the shares represented by the proxy will be voted in accordance with the specification made. Where a choice is not so specified, the shares represented by the proxy will be voted for the proposal. In addition, the proxy confers discretionary authority to vote on any matter properly presented at the Annual Meeting which is not known to the Company as of the date of this Proxy Statement.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Stockholders of record on April 9, 2003 are entitled to vote at the Annual Meeting. Each holder of common stock is entitled to cast one vote for each share of common stock and each holder of Series B Preferred Stock is entitled to cast
111.11 votes for each share of Series B Preferred Stock held by them on April 9, 2003. There were 5,717,253 shares of common stock and 4,000 shares of Series B Preferred Stock issued and outstanding and entitled to vote at the close of business on April 9, 2003. A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum to transact business at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information known to the Company regarding the beneficial ownership of the Company's common stock as of April 9, 2003 by:
(i) each person known by the Company to own beneficially more than 5% of the Company's common stock; (ii) each director or nominee for director of the Company; (iii) each current executive officer of the Company named in the Summary Compensation Table; and (iv) all current directors and executive officers of the Company as a group. Except as otherwise indicated, each of the persons named in the table has sole voting power and sole investment power with respect to the shares set forth opposite their name.

                                                                 SHARES        PERCENT OF
                                                              BENEFICIALLY       COMMON
NAME OF BENEFICIAL OWNER                                         OWNED           STOCK
------------------------                                      ------------    ------------
Bart C. Shuldman(1).........................................     330,546          5.63%
  7 Laser Lane
  Wallingford, CT 06492
Graham Y. Tanaka(2).........................................     223,848          3.90%
Charles A. Dill(3)..........................................     129,671          2.25%
Richard L. Cote(4)..........................................     140,246          2.42%
Thomas R. Schwarz(5)........................................      76,687          1.34%
Michael S. Kumpf(6).........................................      62,770          1.09%
James B. Stetson(7).........................................      28,500             *
Steven A. DeMartino(8)......................................      47,000             *
Jeffrey T. Leeds(9).........................................      13,585             *
All current directors and executive officers as a group (9
  persons)(10)..............................................   1,052,853         17.16%
Advance Capital Partners, L.P.(11)..........................     488,888          7.88%
  660 Madison Avenue
  New York, NY 10021
Niles Moser(12).............................................     395,000          6.91%
  210 Stokes Farm Road
  Franklin Lakes, NJ 07417

---------------

  *  Less than 1% of the outstanding common stock

 (1) Includes 116,516 shares owned jointly with Mr. Shuldman's spouse, 1,000 shares owned by his spouse in an individual retirement account, 3,200 shares owned by his minor children and 2,500 shares owned by his mother. Also includes 25,000 unvested shares of restricted stock of the Company and 152,050 shares subject to options exercisable within 60 days of April 9, 2003 granted under the Company's 1996 Stock Plan.

 (2) Includes 24,500 shares subject to options exercisable within 60 days of April 9, 2003 granted under the Company's Non-Employee Directors' Stock Plan and 4,710 shares deemed beneficially owned by Mr. Tanaka for the benefit of his children.

 (3) Includes 24,500 shares subject to options exercisable within 60 days of April 9, 2003 granted under the Non-Employee Directors' Stock Plan. Also includes 57,214 shares with respect to which Mr. Dill is the trustee for the benefit of his parent and 1,000 shares owned by his spouse.

 (4) Includes 27,130 shares owned jointly with Mr. Cote's spouse and 6 shares held as custodian for his child. Also includes 5,000 unvested shares of restricted stock of the Company and 88,500 shares subject to options exercisable within 60 days of April 9, 2003 granted under the 1996 Stock Plan.

 (5) Includes 24,500 shares subject to options exercisable within 60 days of April 9, 2003 granted under the Non-Employee Directors' Stock Plan. Also includes 1,000 shares deemed to be beneficially owned by Mr. Schwarz in his capacity as trustee of a trust for the benefit of his granddaughter and 1,000 shares beneficially owned by his daughter, as to which shares he disclaims beneficial ownership, and 2,650 shares owned by his spouse.

 (6) Includes 41,950 shares subject to options exercisable within 60 days of April 9, 2003 granted under the 1996 Stock Plan.

 (7) Includes 2,000 unvested shares of restricted stock of the Company and 23,500 shares subject to options exercisable within 60 days of April 9, 2003 granted under the 1996 Stock Plan.

 (8) Includes 8,666 unvested shares of restricted stock of the Company and 32,000 shares subject to options exercisable within 60 days of April 9, 2003 granted under the 1996 Stock Plan.

 (9) Includes 7,500 shares subject to options exercisable within 60 days of April 9, 2003 granted under the Non-Employee Directors' Stock Plan. See also Note 11.

(10) Includes 40,666 unvested shares of restricted stock of the Company and 419,000 shares subject to options exercisable within 60 days of April 9, 2003 granted under the 1996 Stock Plan and the Non-Employee Directors' Stock Plan.

(11) Based on information provided in Schedule 13G as filed with the Securities and Exchange Commission (the "SEC") on March 19, 2001, which stated that Advance Capital Partners, L.P. and its affiliate Advance Capital Offshore Partners, L.P. own in the aggregate 4,000 shares of the Company's Series B Preferred Stock, which shares are currently convertible into 444,444 shares of common stock, and warrants to purchase 44,444 shares of common stock. Mr. Jeffrey T. Leeds is a principal of Advance Capital Management, LLC, the general partner of the general partner of Advance Capital Partners, L.P. and the general partner of the majority shareholder of the general partner of Advance Capital Offshore Partners, L.P., and may be deemed to be the beneficial owner of the shares owned by Advance Capital Partners, L.P. and Advance Capital Offshore Partners, L.P.

(12) Based on information provided in Schedule 13D as filed with the SEC on April 10, 2002, which stated that POS Partners LLC and Niles Moser, its sole member, beneficially own 275,000 shares of common stock. In addition, it reported that Mr. Moser is a general partner in Mogen Investment, a New Jersey general partnership, which beneficially owns 120,000 shares of common stock; Mr. Moser disclaimed beneficiary ownership of such shares.

     Information regarding the Company's equity compensation plan information as of December 31, 2002 is as follows:

                               NUMBER OF SECURITIES TO     WEIGHTED AVERAGE
                               BE ISSUED UPON EXERCISE    EXERCISE PRICE OF     NUMBER OF SECURITIES
                               OF OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,   REMAINING AVAILABLE
                                 WARRANTS AND RIGHTS     WARRANTS AND RIGHTS    FOR FUTURE ISSUANCE
                               -----------------------   --------------------   --------------------
Equity compensation plans
  approved by security
  holders:
  1996 Stock Plan............           757,816                 $5.79                 188,550
  1996 Non-Employee Director
     Plan*...................           132,500                  8.09                   7,500
  2000 Employee Stock
     Purchase Plan...........                --                    --                  33,881
  2000 Preferred stock
     warrants................            54,444                  9.00                      --
  2001 Employee Stock Plan...           101,750                  4.92                  48,250
                                      ---------                 -----                 -------
Total........................         1,046,510                 $6.17                 278,181
                                      =========                 =====                 =======

---------------

* The 1996 Non-Employee Director Plan includes 10,000 shares (2,500 shares to be issued upon exercise and 7,500 shares available for future issuance) that have not been approved by security holders as of December 31, 2002.

     Pursuant to the terms of the Directors' Plan, non-employee directors who were directors at the time of the Company's initial public offering received non-qualified stock options to purchase 10,000 shares of common stock. Each non-employee director who is subsequently elected to the Board of Directors for the first time will be granted non-qualified stock options to purchase 5,000 shares of common stock. Thereafter, each non-employee director receives an annual grant of non-qualified stock options to purchase 7,500 shares of common stock. All options granted under the Directors' Plan are granted at an exercise price equal to 100% of the fair market value of the common stock on the date of grant, expire ten years from the date of grant, and become exercisable at a rate of 20% per year on the first through fifth anniversaries of the date of grant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and persons who beneficially own more than 10% of the Company's common stock to file with the SEC and the Nasdaq Stock Market reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company and to furnish the Company with copies of all such reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, or written representations that no other reports were required to be filed by those persons, the Company believes that, during the fiscal year ended December 31, 2002, all such reports were timely filed.

                            1. ELECTION OF DIRECTORS

     The Board of Directors currently consists of six directors and is divided into three classes. Five of the directors are elected by the holders of the Company's common stock to serve three-year terms. The sixth director is elected by the holders of the Company's Series B Preferred Stock to serve a three-year term.

     At the Annual Meeting, two persons are to be elected to hold office as directors until the 2006 Annual Meeting of Stockholders or until their successors are duly elected and qualified. In the absence of instructions to the contrary, the persons named in the accompanying proxy will vote such proxy "FOR" the election of the nominees named below. Should a nominee become unavailable, which is not anticipated, it is intended that proxies will be voted for the election of such other person, if any, as the Board of Directors may recommend in place of such nominee.

INFORMATION CONCERNING NOMINEE FOR ELECTION AS DIRECTOR BY HOLDERS OF COMMON STOCK, WHOSE TERM WILL EXPIRE AT THE 2006 ANNUAL MEETING

     Charles A. Dill, 63, has been a director of the Company since its formation in June 1996. Mr. Dill has been a General Partner of Gateway Associates, a venture capital firm, since 1996. From 1991 to 1995, Mr. Dill served as President, Chief Executive Officer and a director of Bridge Information Systems, Inc. Mr. Dill currently serves as a director of Zoltek Companies, Inc., Stifel Financial Corp. and DT Industries, Inc.

VOTE REQUIRED BY HOLDERS OF COMMON STOCK

     The election of Charles A. Dill as director of the Company requires the affirmative vote of the holders of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote. Abstentions by holders of such shares and broker non-votes with respect to the election of directors will be included in determining the presence of a quorum at the Annual Meeting but will not be included in determining whether the nominee has received the vote of such plurality.

INFORMATION CONCERNING NOMINEE FOR ELECTION AS DIRECTOR BY HOLDERS OF SERIES B PREFERRED STOCK WHOSE TERM WILL EXPIRE AT THE 2006 ANNUAL MEETING

     Jeffrey T. Leeds, 47, became a director of the Company in April 2000. Mr. Leeds has been a principal of Advance Capital Management, LLC, a private investment firm, since October 1995, a principal of Leeds Equity Management, LLC, a private equity firm, since November 1999, a principal in Leeds Weld Equity Associates IV, L.L.C., a private equity firm since November 2002, and has served as President of Leeds Group Inc., an investment banking firm, since December 1992. Mr. Leeds serves on the Board of Directors of Ross University, Dominica Management, Inc., Argosy Education Group, Inc. and RealPage, Inc. He was President and Chief Executive Officer of Elsinore Corporation from February 1997 to December 1999.

VOTE REQUIRED BY HOLDERS OF SERIES B PREFERRED STOCK

     The election of Jeffrey T. Leeds as director of the Company requires the affirmative vote of the holders of a plurality of the shares of Series B Preferred Stock present in person or represented by proxy and entitled to vote. Abstentions by holders of such shares and broker non-votes with respect to the election of directors will be included in determining the presence of a quorum at the Annual Meeting but will not be included in determining whether the nominee has received the vote of such plurality.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF CHARLES A. DILL AND JEFFREY T. LEEDS AS DIRECTORS OF THE COMPANY.

INFORMATION CONCERNING DIRECTORS WHOSE TERMS WILL EXPIRE AT THE 2004 ANNUAL MEETING

     Graham Y. Tanaka, 55, has been a director of the Company since its formation in June 1996. Mr. Tanaka has been President of Tanaka Capital Management, Inc., an investment management firm, since 1986. From 1989 until 1996, Mr. Tanaka was a limited partner of McFarland Dewey & Co., a financial advisor to the Company. He is a director of Tanaka Fund Advisers and Tanka Capital Management.

     Richard L. Cote, 61, has been Executive Vice President, Chief Financial Officer, Treasurer, Secretary and a director of the Company since its formation in June 1996. Prior thereto, he served as Senior Vice President and Chief Financial Officer of Tridex from September 1993 to June 1996 and as Vice President of Tridex Corporation ("Tridex") from June 1993 to September 1993. From October 1991 to March 1993, he was a self-employed management consultant. Previously, Mr. Cote held management positions with Wang Laboratories, Inc., Emhart Corporation, Xerox Corporation and Price Waterhouse LLP. Mr. Cote is a director of Bead Industries, Inc.

INFORMATION CONCERNING DIRECTORS WHOSE TERMS WILL EXPIRE AT THE 2005 ANNUAL MEETING

     Thomas R. Schwarz, 66, has been a director of the Company since its formation in June 1996 and Chairman of the Board from June 1996 to February 2001. Mr. Schwarz was Chairman and Chief Executive Officer of Grossman's Inc., a retailer of building materials, from 1990 until his retirement in 1994. From 1980 to 1990, he was President, Chief Operating Officer and a director of Dunkin' Donuts Incorporated, a food service company. Mr. Schwarz is a director of Tridex now known as Progressive Software, Tanaka Growth Fund, Lebhar-Friedman Publishing Company and Yorkshire Global Restaurants.

     Bart C. Shuldman, 46, has been Chief Executive Officer, President and a director of the Company since its formation in June 1996 and Chairman of the Board since February 2001. Previously, Mr. Shuldman was Vice President of Sales and Marketing of Magnetec Corporation, a former subsidiary of Tridex, from April 1993 to August 1993, and served as President of Magnetec and later the combined operations of Magnetec and Ithaca Peripherals Incorporated, another former Tridex subsidiary, from August 1993 to June 1996. Prior to joining Magnetec, he held several management positions with Mars Electronics International, a division of Mars, Incorporated, from 1989 to 1993, including serving as Business Manager for the North American Amusement, Gaming and Lottery operations. From 1979 to 1989, he held manufacturing and sales management positions with General Electric Company.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     During the year ended December 31, 2002, the Board of Directors held five meetings. Each director attended all of the meetings of the Board of Directors and of the committees of the Board of Directors on which such director served.

     The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee, the Nominating Committee and the Executive Committee.

     The Audit Committee is comprised of Messrs. Charles A. Dill, Jeffrey T. Leeds, Thomas R. Schwarz and Graham Y. Tanaka, with Mr. Dill serving as Chairman. Each of the members of the Audit Committee is an "independent" director, as defined in the listing standards of the Nasdaq Stock Market. The Audit Committee operates under a written charter (the "Charter"), which was revised in October 2002 and is attached as Appendix A. See the "Audit Committee Report" for more information about the roles and responsibilities of the Audit Committee. The Audit Committee met four times during 2002.

     The Compensation Committee is comprised of Messrs. Charles A. Dill, Jeffrey
T. Leeds, Thomas R. Schwarz and Graham Y. Tanaka, with Mr. Schwarz serving as Chairman. The Compensation Committee is responsible for reviewing and recommending the compensation arrangements for all directors and officers of the Company, approving such arrangements for other senior level employees and administering and taking such other action as may be required in connection with certain compensation plans of the Company. The Compensation Committee met five times during 2002.

     The Nominating Committee is comprised of Messrs. Charles A. Dill, Jeffrey
T. Leeds, Thomas R. Schwarz and Graham Y. Tanaka, with Mr. Tanaka serving as Chairman. The Nominating Committee is responsible for recommending to the Board of Directors nominees for election to the Board. The Nominating Committee will also consider nominees recommended by stockholders in accordance with proper nomination procedures specified in the Company's By-Laws. The Nominating Committee did not meet during 2002.

     The Executive Committee is comprised of Messrs. Charles A. Dill, Jeffrey T. Leeds, Thomas R. Schwarz, Bart C. Shuldman and Graham Y. Tanaka. The Executive Committee meets between scheduled meetings of the Board of Directors and has the power and authority of the Board, except as limited by the Company's By-Laws. The Executive Committee did not meet during 2002.

AUDIT COMMITTEE REPORT

     Pursuant to the Charter, the roles and responsibilities of the Audit Committee fall within four broad categories:

     - Internal Control. The Audit Committee reviews and considers the adequacy of the Company's internal control procedures and related matters.

     - Financial Reporting. The Audit Committee reviews the Company's annual financial statements with the Company's management and independent accountants and considers the financial judgments and accounting principles utilized in their preparation. It also reviews the Company's quarterly financial statements with management and the independent accountants prior to filing of the quarterly reports with the SEC.

     - Independent Accountants. The Audit Committee appoints the firm to act as independent accountants, evaluates their performance, and approves their fees. It pre-approves all audit and non-audit related services rendered by the independent accountants and their costs and obtains written communication from them concerning their independence. The Audit Committee also reviews with the independent accountants the scope of their audit and discusses with them the conduct of the audit.

     - Other. The Audit Committee reviews with legal counsel any matters that may impact the financial statements, reviews the adequacy of the Company's policies concerning ethical and responsible business conduct and performs other functions as requested by the Board of Directors. It reviews the Charter on an annual basis and recommends to the Board any appropriate changes.

     In connection with its duties, the Audit Committee has taken the following actions:

     - It has reviewed and discussed the audited financial statements with management, which has responsibility for the preparation of the financial statements.

     - It has discussed with the independent accountants, which are responsible for expressing an opinion on the financial statements in accordance with generally accepted accounting principles, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended.

     - It has received from the independent accountants the written disclosures describing any relationships between the independent accountants and the Company and the letter confirming their independence required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with the independent accountants matters relating to their independence.

Based on its review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the year ended December 31, 2002 be included in the Company's Annual Report on Form 10-K for filing with the SEC.

                                          AUDIT COMMITTEE

                                          Charles A. Dill, Chairman
                                          Jeffrey T. Leeds
                                          Thomas R. Schwarz
                                          Graham Y. Tanaka

COMPENSATION OF DIRECTORS

     During the year ended December 31, 2002, each outside director of the Company received as compensation for services rendered (i) a retainer of $2,000 for each fiscal quarter served as director, (ii) $750 for each Board of Directors meeting attended, (iii) $300 for each Board of Directors committee meeting attended, (iv) $250 for each telephonic Board of Directors meeting and
(v) $100 for each telephonic committee meeting. Chairs of committees received $600 for each committee meeting attended and $200 for each telephonic meeting. Directors are reimbursed expenses incurred in attending meetings.

     Pursuant to the terms of the Company's Non-Employee Directors' Stock Plan (the "Directors' Plan"), each non-employee director receives a non-qualified option to purchase 5,000 shares of common stock upon his or her initial election to the Board of Directors. Thereafter, each director who is not an employee of the Company receives an annual grant of a non-qualified option to purchase 7,500 shares of common stock. Each option is granted at an exercise price equal to 100% of the fair market value of the common stock on the date of grant, expires ten years from the date of grant, and becomes exercisable at a rate of 20% per year on the first through fifth anniversaries of the date of grant. In the event of a change-in-control, stock options awarded under the Directors' Plan not previously exercisable shall become fully exercisable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On February 23, 1999, the Company loaned Bart C. Shuldman, the Chairman, Chief Executive Officer and President of the Company, $330,000 to fund his purchase in the market of 104,000 shares of the Company's common stock. Mr. Shuldman pledged 93,423 of the shares purchased with the loan proceeds and 50,000 shares of restricted common stock as security for the promissory note. The principal and any unpaid interest under the note is due in a balloon payment five years after the date of the loan. The interest rate on the note is calculated based on the Company's average variable lending rate under its primary credit facility. During 2002, interest was compounded and added to principal monthly and is payable at maturity. Thereafter, it will accrue annually and be payable at maturity. At March 31, 2003, the aggregate amount outstanding under the loan was $439,212.

                             EXECUTIVE COMPENSATION

     The following tables set forth information concerning the compensation earned by the Company's Chief Executive Officer and each of the other four most highly compensated executive officers (the "Named Executive Officers") in 2002:

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                                                            COMPENSATION
                                                                       -----------------------
                                                                               AWARDS
                                                                       -----------------------      ALL
                                              ANNUAL COMPENSATION      RESTRICTED   SECURITIES     OTHER
                                              --------------------       STOCK      UNDERLYING    COMPEN-
                                     FISCAL   SALARY(1)     BONUS      AWARDS(3)    OPTIONS(4)   SATION(5)
NAME AND PRINCIPAL POSITIONS          YEAR       ($)         ($)          ($)          (#)          ($)
----------------------------         ------   ----------   -------     ----------   ----------   ---------
Bart C. Shuldman...................   2002     375,000     25,000            --      112,500       9,003
  Chairman, President and             2001     368,500         --            --       70,000       8,342
  Chief Executive Officer             2000     274,500     55,000            --       17,500      37,539

Richard L. Cote....................   2002     198,000      7,500            --       65,000      10,785
  Executive Vice President,           2001     198,000         --        47,500       17,500      10,777
  Chief Financial Officer,            2000     183,000     45,000            --        7,500      22,580
  Treasurer and Secretary

James B. Stetson(6)................   2002     168,000     31,118(2)         --       25,000       8,030
  Executive Vice President --         2001     151,333     60,181(2)         --        7.500       7,421
  Sales and Marketing                 2000     128,833     35,462(2)     43,750       25,000       6,272

Michael S. Kumpf...................   2002     152,555      6,000            --       24,500       7,838
  Executive Vice President --         2001     152,555         --            --        3,500       7,415
  Engineering                         2000     140,820     30,000            --        7,500       8,795

Steven A. DeMartino................   2002     140,000      5,000            --       38,000       5,060
  Senior Vice President --            2001     140,000         --        47,500        2,000       4,895
  Finance and Information
     Technology                       2000     102,000     40,000            --       15,000       4,344

---------------

(1) None of the Named Executive Officers received perquisites or other personal benefits in an amount which exceeded 10% of their salary plus bonus during any fiscal year.

(2) A portion of the bonuses paid to Mr. Stetson represents commissions on sales by the Company and a portion of the bonus paid in 2001 represents a relocation bonus.

(3) All restricted stock awards were granted under the Company's 1996 Stock Plan. The value of the restricted stock awards is based on the closing market price of the Company's common stock on the date of grant. At the end of fiscal year 2002, the number of shares of common stock which remain subject to restricted awards and the value of such shares, based on the closing price of the Company's common stock of $4.74 on such date, were as follows: Mr. Shuldman: 25,000 shares and $118,500; Mr. Cote: 10,000 shares and $47,400; Mr. Stetson: 3,000 shares and $14,220; and Mr. DeMartino: 8,666 shares and $41,077. All grants of shares of restricted stock vest in five equal installments beginning on the first anniversary of the date of grant, except with respect to 50,000 shares awarded to Mr. Shuldman and 4,000 shares awarded to Mr. Cote, which vest 100% at the end of five years from the date of grant, and with respect to 10,000 shares awarded to Mr. Cote, which vest in two equal installments beginning on the first anniversary of the date of grant. Currently, no dividends may be paid on shares of the Company's common stock.

(4) All options were granted under the Company's 1996 Stock Plan.

(5) For all the Named Executive Officers, these amounts consist of Company contributions under the Company's 401(k) Plan and other benefits, such as life and disability insurance. Also, for 2000, includes a one-time payment of accrued vacation as of December 31, 1999 at a rate of 75% of the value of such accrued vacation.

(6) Mr. Stetson was appointed Senior Vice President -- Worldwide Sales in February, 2000 and Executive Vice President -- Sales and Marketing in November, 2001.

                             OPTION GRANTS IN 2002

                                                                                           POTENTIAL REALIZABLE
                                                INDIVIDUAL GRANTS                            VALUE AT ASSUMED
                         ---------------------------------------------------------------   ANNUAL RATE OF STOCK
                             NUMBER OF        PERCENT OF TOTAL                              PRICE APPRECIATION
                         SECURITIES UNDER-   OPTIONS GRANTED TO   EXERCISE                  FOR OPTION TERM(2)
                           LYING OPTIONS      EMPLOYEES IN THE      PRICE     EXPIRATION   ---------------------
NAME                      GRANTED (#)(1)        FISCAL YEAR       ($/SHARE)      DATE         5%         10%
----                     -----------------   ------------------   ---------   ----------   --------   ----------
Bart C. Shuldman.......       112,500               33.4%            5.65       5/17/12    $399,375   $1,012,500
Richard L. Cote........        65,000               19.3%            5.65       5/17/12    $230,750   $  585,000
James B. Stetson.......        10,000                3.0%            5.65       5/17/12    $ 35,500   $   90,000
                               15,000                                4.65      11/20/12    $ 42,300   $  111,150
Michael S. Kumpf.......        19,500                5.8%            5.65       5/17/12    $ 69,225   $  175,500
                                5,000                                4.65      11/20/12    $ 14,100   $   37,050
Steven A. DeMartino....        38,000               11.3%            5.65       5/17/12    $134,900   $  342,000

---------------

(1) All options were granted under the Company's 1996 Stock Plan. The options granted have an exercise price equal to 100% of the fair market value of the common stock on the date of grant, expire ten years from the date of grant, and the 245,000 options granted on May 17, 2002 become exercisable at a rate of 25% on the date of grant and 25% per year on the first through third anniversaries of the date of grant. Other options granted become exercisable at a rate of 33 1/3% on the first through third anniversaries of the date of grant. In the event of a change-in-control of the Company, stock options awarded under the 1996 Stock Plan not previously exercisable shall become fully exercisable.

(2) The potential realizable value portion of the foregoing table illustrates the value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified rates of appreciation on the Company's common stock compounded annually over the term of the options. This hypothetical value is based entirely on assumed annual growth rates of 5% and 10% in the value of the Company's stock price over the term of the options. The assumed rates of growth were selected by the SEC for illustration purposes only, and are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance and prospects. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, non-transferability or vesting over various periods.

            AGGREGATED OPTION EXERCISES IN 2002 AND FISCAL YEAR-END
                                 OPTION VALUES

                                                          NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                               SHARES                    UNDERLYING UNEXERCISED            IN-THE-MONEY
                             ACQUIRED ON     VALUE             OPTIONS AT                   OPTIONS AT
                              EXERCISE      REALIZED       FISCAL YEAR-END (#)          FISCAL YEAR-END($)
NAME                             (#)          ($)       EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----                         -----------    --------    -------------------------    -------------------------
Bart C. Shuldman...........       0            0          109,925/150,375                       0/0
Richard L. Cote............       0            0           68,750/66,750                   17,760/4,440
James B. Stetson...........       0            0           16,500/38,500                        0/1,350
Michael S. Kumpf...........       0            0           36,375/25,125                   11,998/2,997
Steven A. DeMartino........       0            0           22,100/31,900                    7,992/1,998

OPTION EXCHANGE PROGRAM

     On November 8, 2001, the Board of Directors approved an option exchange program under which certain executive officers, including the Named Executive Officers, of the Company could voluntarily exchange for cancellation outstanding stock options with an exercise price greater than $9.00 per share. The Board of

Directors agreed that no earlier than six months and one day after the voluntary cancellation they would grant replacement options to each option holder equal to the number of options voluntarily cancelled, and that the replacement options would vest 25% immediately with the remainder vesting annually over the next three years. The option exchange offer expired on November 16, 2001, and the Company accepted for cancellation and exchange options to purchase 215,000 shares of common stock held by five executive officers, all of whom were the Named Executive Officers. On May 17, 2002, the Board of Directors granted replacement options to purchase 215,000 shares of common stock at the then fair market value of Company's common stock. Each of the replacement options has a ten-year term. The following table sets forth information concerning the options exchanged with respect to each of the Company's Named Executive Officers.

                           10-YEAR OPTION REPRICINGS

                                        NO. OF SECURITIES    MARKET PRICE OF    EXERCISE PRICE                  LENGTH OF ORIGINAL
                                            UNDERLYING        STOCK AT TIME       AT TIME OF     NEW EXERCISE      OPTION TERM
                                         OPTIONS REPRICED      OF REPRICING       REPRICING         PRICE       REMAINING AT DATE
NAME                          DATE              #                   $                 $               $            OF REPRICING
----                        ---------   ------------------   ----------------   --------------   ------------   ------------------
Bart C. Shuldman..........  5/17/2002         50,000               5.65             16.375           5.65            69 months
  Chairman, President       5/17/2002         20,000               5.65             13.750           5.65            62 months
  and CEO                   5/17/2002         17,500               5.65             10.125           5.65           102 months
                            5/17/2002         25,000               5.65              9.125           5.65            78 months
Richard L. Cote...........  5/17/2002         10,000               5.65             16.375           5.65            69 months
  Executive Vice            5/17/2002          7,500               5.65             13.750           5.65            62 months
    President,
  Chief Financial Officer,  5/17/2002          7,500               5.65             10.125           5.65           102 months
  Treasurer and Secretary   5/17/2002         25,000               5.65              9.125           5.65            78 months
James B. Stetson..........  5/17/2002         10,000               5.65             10.125           5.65           102 months
  Executive Vice
  President -- Sales and
  Marketing
Michael S. Kumpf..........  5/17/2002          2,000               5.65             13.750           5.65            62 months
  Executive Vice            5/17/2002          7,500               5.65             10.125           5.65           102 months
  President -- Engineering  5/17/2002         10,000               5.65              9.125           5.65            78 months
Steven A. DeMartino.......  5/17/2002          2,000               5.65             13.750           5.65            62 months
  Senior Vice President     5/17/2002          1,000               5.65             11.000           5.65            63 months
  Finance and Information   5/17/2002         15,000               5.65             10.125           5.65           102 months
                            5/17/2002          5,000               5.65              9.125           5.65            78 months

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     Under the terms of an Employment Agreement dated July 31, 1996 between Bart
C. Shuldman and the Company, Mr. Shuldman serves as President and Chief Executive Officer at the pleasure of the Board of Directors. If Mr. Shuldman's employment is terminated other than for cause, Mr. Shuldman shall be entitled to continue to receive (i) his annual base salary and all other benefits for two years from the date of termination and (ii) a pro rata portion of his annual target bonus amount for the year of termination. If Mr. Shuldman's employment is terminated other than for cause, or if Mr. Shuldman resigns for specified reasons, within one year of a change-in-control of the Company, Mr. Shuldman shall be entitled to continue to receive his annual base salary, annual target bonus and all benefits for a period of three years from the date of termination. In addition, the Company shall cause the immediate vesting of all stock options granted to Mr. Shuldman under the 1996 Stock Plan.

     Under the terms of an Employment Agreement dated July 31, 1996 between Richard L. Cote and the Company, Mr. Cote serves as Executive Vice President and Chief Financial Officer. If Mr. Cote's employment is terminated other than for cause, Mr. Cote shall be entitled to continue to receive (i) his annual base salary and all benefits for one year from the date of termination, and (ii) a pro rata portion of his annual target bonus for the year of termination. If Mr. Cote's employment is terminated other than for cause, or if Mr. Cote resigns for specified reasons, within one year of a change-in-control of the Company, Mr. Cote shall be entitled to continue to receive his annual base salary, annual target bonus and all benefits for a period of two years from the date of termination. In addition, the Company shall cause the immediate vesting of all options granted to Mr. Cote under the 1996 Stock Plan.

     Under the terms of Severance Agreements between the Company and James B. Stetson, Michael S. Kumpf and Steven A. DeMartino dated January 24, 2001, September 4, 1996, and January 21, 1998, respectively, if the employment of Mr. Stetson, Mr. Kumpf or Mr. DeMartino is terminated other than for cause, each executive shall be entitled to continue to receive, for six months following the date of termination, the annual base salary, a pro rata portion of the annual target bonus for the year of termination and all benefits which would otherwise have been payable to each of them. If the employment of Mr. Stetson, Mr. Kumpf or Mr. DeMartino is terminated other than for cause, or if they resign for specified reasons, within one year of a change-in-control of the Company, each shall be entitled to continue to receive his or her annual base salary, annual target bonus and all benefits for a period of one year from the date of termination. In addition, the Company shall cause the immediate vesting of all stock options granted under the 1996 Stock Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee, which is comprised of non-employee directors of the Company, is responsible for administering the Company's executive compensation policies. In connection with such responsibilities, the Compensation Committee establishes the general compensation policies for the Company, approves the hiring and termination of all executive officers and any staff reporting directly to the Chief Executive Officer of the Company and approves the compensation plans and specific compensation levels for all executive officers and any staff reporting directly to the Chief Executive Officer of the Company. The Compensation Committee also approves the issuance of all awards to employees of the Company and its subsidiaries under the Company's 1996 Stock Plan and 2001 Employee Stock Plan.

  Compensation Policies and Goals

     The primary goals of the Company's compensation policies are to attract, retain, motivate and reward management of the Company and its operating units, while, at the same time, aligning their interests closely with those of the Company and its stockholders. The Company seeks to attract and retain management by offering a competitive total compensation package. To align the interests of management more closely with those of the Company as a whole and reward individual initiative and effort, the Company seeks to promote performance-based compensation where contribution to the Company as a whole is rewarded. Through the use of performance-based plans that reward attainment of operating unit or Company goals, the Company seeks to foster an attitude of teamwork. The Company also believes that the use of equity ownership is an important tool to ensure that the efforts of management are consistent with the objectives of its stockholders and seeks to promote increased ownership of the Company by management through the use of stock awards.

     The Compensation Committee has tried to achieve the above goals utilizing publicly available information regarding competitive compensation. The Compensation Committee utilizes an independent consultant to ensure that compensation for the Company's management is competitive, meets the above-stated objectives and is consistent for all members of management of the Company and its operating units.

  Compensation Components

     At present, the compensation of the executive officers of the Company consists of a combination of salary, cash bonuses, stock options, restricted stock and participation in the Company's 401(k) Plan, as well as the provision of medical and other personal benefits typically offered to corporate executives. The executive officers of the Company are parties to agreements which provide for severance payments under certain circumstances. These agreements for the Named Executive Officers are described above under "Employment Contracts, Termination of Employment and Change-In-Control Arrangements."

     Salaries: Base salaries for the Named Executive Officers were last fixed on October 31, 2000 based on the Compensation Committee's assessment of competitive base salaries. The Compensation Committee targets the Chief Executive Officer's salary at the mean of that for the Company's peer group. The annual base salary of Bart C. Shuldman, Chairman, President and Chief Executive Officer of the Company, was further adjusted at $375,000 effective February, 2001 upon his election as Chairman of the Board. Mr. Stetson's salary was increased in 2001 upon his appointment as Executive Vice President. As of January 1, 2003, the salaries of the Named Executive Officers were increased by 4% to keep them competitive with those of others in the industry.

     Cash Bonuses: The Company generally maintains an incentive compensation plan for all salaried employees of the Company and its operating units, including key executives, which provides for the payment of cash bonuses. Under the plan, the Board of Directors fixes an incentive target, as well as individual goals and objectives, for each employee at the beginning of the year and bonuses are paid shortly after the end of the year. Certain incentive targets for 2002 were achieved, and certain bonuses were paid with respect to 2002.

     Stock Awards: Under the Company's 1996 Stock Plan and 2001 Employee Stock Plan, stock options and restricted stock are granted by the Compensation Committee. All salaried employees are granted an initial award of stock options on their date of hiring for a fixed number of shares depending on their level, which vests over five years. In each year following the initial award, eligible employees may be granted an annual award in varying amounts depending on their level and individual performance. During 2002, a total of 265,000 stock options were granted to the Named Executive Officers of the Company, including 112,500 granted to Mr. Shuldman. Of the total of 265,000 stock options granted, 215,000 were granted in conjunction with the option exchange program described below.

     On November 8, 2001, the Board of Directors approved an option exchange program pursuant to which certain executive officers (including the Named Executive Officers) could voluntarily exchange for cancellation outstanding stock options with an exercise price equal to or above $9.00 per share. The stock plans are intended to provide retention and performance incentives for executive officers and other employees. The Board of Directors, including members of the Compensation Committee serving at that time, determined that many of the options outstanding under the stock plans, whether or not they were then currently exercisable, had exercise prices that were significantly higher than the then current market price of the Company's common stock. The Board recognized that the options were unlikely to be exercised in the foreseeable future and determined that the Company should provide its executive officers with the benefit of owning options that over time may have a greater potential to increase in value, create better retention and performance incentives for those individuals and thereby maximize stockholder value. Accordingly, the Board authorized the Company to tender an offer to exchange outstanding options with an exercise price equal to or above $9.00 per share for new options that were designed to (1) have an exercise price equal to the fair market value of the Common Stock on the date that the Company granted new options and (2) retain a similar vesting schedule as the cancelled options. However, in order to assure that the option exchange program served its primary purposes of assuring the continued service of executive officers and helping to create stockholder value, several limitations were imposed. No participant was eligible to receive a replacement option for his cancelled option unless that individual continued in the Company's employment until the grant date of the replacement option. Also, the program was designed to comply with FASB Interpretation No. 44 for fixed plan accounting. The Board believed that the program struck an appropriate balance between the interests of the Company's executive officers and those of the stockholders.

     Other Benefit Plans: Executive officers of the Company may participate in the Company's nondiscriminatory 401(k) Plan.

                                          COMPENSATION COMMITTEE

                                          Thomas R. Schwarz, Chairman
                                          Charles A. Dill
                                          Jeffrey T. Leeds
                                          Graham Y. Tanaka

                          CORPORATE PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Company's common stock from December 31, 1997 through December 31, 2002, with the CRSP Total Return Index for the Nasdaq Stock Market (US) and the Nasdaq Computer Manufacturer Stocks Index. The graph assumes that $100 was invested on December 31, 1997 in each of the Company's common stock, the CRSP Total Return Index for the Nasdaq Stock Market (US) and the Nasdaq Computer Manufacturer Stocks Index and that all dividends were reinvested.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                TRANSACT TECHNOLOGIES INCORPORATED COMMON STOCK,
         THE CRSP TOTAL RETURN INDEX FOR THE NASDAQ STOCK MARKET (US),
               AND THE NASDAQ COMPUTER MANUFACTURER STOCKS INDEX

[PERFORMANCE LINE GRAPH]

----------------------------------------------------------------------------------------------------------------
                                     12/31/97     12/31/98     12/31/99     12/31/00     12/31/01     12/31/02
----------------------------------------------------------------------------------------------------------------
 TransAct Technologies
   Incorporated Common Stock         $100.00      $ 29.45      $ 67.23      $ 46.67      $ 48.89      $ 42.13
 CRSP Total Return Index for the
   Nasdaq Stock Market (US)          $100.00      $132.72      $246.16      $148.19      $117.56      $ 81.27
 Nasdaq Computer Manufacturer
   Stocks Index                      $100.00      $217.48      $461.64      $260.00      $179.13      $119.01

               2. AMENDMENT OF NON-EMPLOYEE DIRECTORS' STOCK PLAN

     The Board of Directors has unanimously adopted and recommends that the stockholders consider and approve an amendment to the Directors' Plan to increase the number of shares of common stock which may be subject to options under the Directors' Plan.

     The purpose of the Directors' Plan is to promote the interests of the Company by attracting and retaining qualified persons who are neither employees nor officers of the Company to serve on the Company's Board of Directors. The Directors' Plan is intended to further align the interests of outside directors with stockholders.

     The Directors' Plan, as approved by stockholders, authorizes the issuance of up to 130,000 shares of common stock pursuant to the exercise of options granted under the Directors' Plan and, as approved by the Board of Directors, authorizes the issuance of up to an additional 10,000 shares of common stock pursuant to the exercise of options granted under the Directors' Plan for a total of 140,000 shares of common stock. As of December 31, 2002, the status of the Directors' Plan is as follows:

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                     NUMBER OF SECURITIES
                                     NUMBER OF SECURITIES                           REMAINING AVAILABLE FOR
                                      TO BE ISSUED UPON       WEIGHTED-AVERAGE       FUTURE ISSUANCE UNDER
                                         EXERCISE OF         EXERCISE PRICE OF     EQUITY COMPENSATION PLANS
                                     OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES
           PLAN CATEGORY             WARRANTS AND RIGHTS    WARRANTS AND RIGHTS    REFLECTED IN COLUMN (A))
           -------------             --------------------   --------------------   -------------------------
                                             (A)                    (B)                       (C)
Directors' Plan approved by
  stockholders.....................        130,000                 $8.14                         0
Directors' Plan not approved by
  stockholders.....................          2,500                 $5.65                     7,500

     To assure that sufficient shares are available to continue the Directors' Plan and to provide incentives to current directors and attract future directors, the Board of Directors has adopted the amendment to the Directors' Plan. The amendment increases by 100,000 shares, to 240,000 shares, the number of shares of common stock which may be issued pursuant to the exercise of options granted under the Directors' Plan.

ADMINISTRATION

     The Directors' Plan is administered by an administrator appointed by the Board of Directors of the Company. The Administrator has the authority to establish rules and regulations that are necessary to administer the Directors' Plan and to make determinations and take actions in connection with the Directors' Plan that the Administrator deems necessary or advisable.

ELIGIBILITY

     Only Directors who are not otherwise regular employees or officers of the Company are eligible to participate in the Directors' Plan. There are currently four such directors.

OPTIONS GRANTED UNDER THE DIRECTORS' PLAN

     Pursuant to the terms of the Directors' Plan, non-employee directors who were directors at the time of the Company's initial public offering received Non-Qualified Stock Options to purchase 10,000 shares of common stock. Each non-employee director who is subsequently elected to the Board of Directors for the first time will be granted Non-Qualified Stock Options to purchase 5,000 shares of common stock. Thereafter, each non-employee director receives an annual grant of Non-Qualified Stock Options to purchase 7,500 shares of common stock. All options granted under the Directors' Plan are granted at an exercise price equal to 100% of the fair market value of the common stock on the date of grant, expire ten years from the date of grant, and become exercisable at a rate of 20% per year on the first through fifth anniversaries of the date of grant.

TERMINATION OF DIRECTORSHIP

     If a non-employee director ceases to be a director of the Company for any reason other than death or disability, all options granted under the Director's Plan which are not exercisable on such date will terminate immediately, and any remaining options will terminate if not exercised before 30 days following such termination as a director, but not after the tenth anniversary of the date of grant. If a non-employee director ceases to be a director by reason of death or disability, all options granted under the Director's Plan which are not exercisable on such date will become immediately exercisable, and may be exercised by the non-employee director's representative at any time before the expiration of twelve months following the date of death or disability, but not after the tenth anniversary of the date of grant.

NON-TRANSFERABILITY

     Options granted under the Directors' Plan will not be transferable otherwise than by will or the laws of descent and distribution and may be exercised during the non-employee director's lifetime only by the director.

CHANGE IN CONTROL

     All options granted under the Directors' Plan become immediately exercisable in the event of a "change in control" of the Company. For purposes of the Directors' Plan, a "change in control" means (i) approval by the Company's stockholders of a merger in which the Company does not survive as an independent, publicly owned corporation, a consolidation, or a sale, exchange or other disposition of all or substantially all of the Company's assets, or (ii) any acquisition of voting securities of the Company by any person or group (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), but excluding (a) the Company or any of its subsidiaries, (b) any person who was an officer or director of the Company on the day immediately prior to July 30, 1996, or (c) any savings, pension or other benefits plan for the benefit of employees of the Company or any of its subsidiaries, which theretofore did not beneficially own voting securities representing more than 30% of the voting power of all outstanding voting securities of the Company, if such acquisition results in such entity, person or group owning beneficially securities representing more than 30% of the voting power of all outstanding voting securities of the Company. "Voting power" means ordinary voting power for the election of directors of the Company.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event of any change in the Company's common stock as a result of any stock split, stock dividend, combination or exchange of shares, or any other similar capital adjustment, equitable proportionate adjustments shall automatically be made in the number of shares available for award under the Directors' Plan, the number of shares subject to options granted under the Directors' Plan and the exercise price of options granted under the Directors' Plan.

TERMINATION AND AMENDMENT

     The Board of Directors may terminate or amend the Directors' Plan provided, however, that any amendment that would increase the aggregate number of shares of common stock that may be issued, materially increase the benefits accruing to non-employee directors, or materially modify the requirements as to eligibility for participation will be subject to the approval of the Company's stockholders to the extent required by Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, applicable law or any other governing rules or regulations, except that any such increase or modification that may result from adjustments authorized as described in the preceding paragraph does not require such approval. If the Directors' Plan is terminated, any unexercised option shall continue to be exercisable in accordance with its terms.

FEDERAL INCOME TAX CONSEQUENCES

     All options granted under the Directors' Plan are non-qualified stock options. As a result, based on current provisions of the Internal Revenue Code, and the existing regulations thereunder, the anticipated federal income tax consequences with respect to options granted under the Directors' Plan are as follows:

     There will be no federal income tax consequences to either the non-employee director or the Company on the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option using cash only in payment, the non-employee director has taxable ordinary income equal to the excess of the fair market value of the shares of common stock received on the exercise date over the aggregate option exercise price of the shares. The non-employee director's aggregate tax basis for the shares of common stock received upon exercise of the option will be equal to the amount taxable as ordinary income to the non-employee director plus the amount of cash paid by the non-employee director upon exercise of the option. Upon exercise of a non-qualified stock option using shares of common stock already held by the non-employee director in whole or partial payment, the exercise will not affect the tax treatment described above, and no gain or loss will generally be recognized to the non-employee director with respect to the previously acquired shares. The shares received upon exercise which are equal in number to the shares surrendered will have the same tax basis as the shares surrendered and will have a holding period that includes the holding period of the shares surrendered. The value of the remaining shares received by the non-employee director will be taxable as ordinary income and will have a tax basis equal to the fair market value recognized by the non-employee director as ordinary income, and the holding period will commence on the exercise date. The Company will be entitled to a federal income tax deduction in an amount equal to the amount taken into income by the non-employee director, and the Company will be required to comply with applicable federal income tax withholding requirements with respect to the amount taken into income by the non-employee director. Upon a subsequent sale or taxable exchange of shares acquired upon exercise of an option, the non-employee director will recognize long-term or short-term capital gain or loss (depending upon the holding period of the shares) equal to the difference between the amount realized on the sale and the tax basis of such shares. The non-employee director's holding period for shares acquired after the exercise of an option begins on the date of exercise of that option.

VOTE REQUIRED

     The adoption of the amendment to the Directors' Plan requires the affirmative vote of a majority of the shares of common stock and Series B Preferred Stock, voting together with the shares of common stock as a single class, present in person or represented by proxy and entitled to vote. Abstentions by holders of such shares with respect to voting on this matter will have the effect of a negative vote; broker non-votes with respect to voting on this matter will have no effect on the outcome of the vote.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" ADOPTION OF THE AMENDMENT TO THE COMPANY'S NON-EMPLOYEE DIRECTORS' STOCK PLAN.

         3. RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP AS
                        INDEPENDENT ACCOUNTANTS FOR 2003

     The Audit Committee has selected PricewaterhouseCoopers LLP as independent accountants to audit the financial statements of the Company for the 2003 fiscal year. This selection is being presented to the stockholders for ratification at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since the Company's formation.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

INDEPENDENT ACCOUNTANTS' FEES

     During 2002, the independent accountants billed the Company for the following professional services:

     - Audit Fees rendered for the audit of the 2002 financial statements and reviews of the financial statements included in the Company's Form 10-Q filings with the SEC: $95,100.

     - Financial Information Systems Design and Implementation Fees: None.

     - All Other Fees: $64,975. These fees included tax services and preparation, the audit of the 401(k) Plan and certain accounting research.

     The Audit Committee has considered whether the provision of the above services other than Audit Fees is compatible with maintaining the accountants' independence and has determined that, in its opinion, they are compatible.

VOTE REQUIRED

     The ratification of the selection of PricewaterhouseCoopers LLP as independent accountants for 2003 requires the affirmative vote of a majority of the shares of common stock and Series B Preferred Stock, voting together with the shares of common stock as a single class, present in person or represented by proxy and entitled to vote. Abstentions by holders of such shares with respect to voting on this matter will have the effect of a negative vote; broker non-votes with respect to voting on this matter will have no effect on the outcome of the vote. In the event stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR 2003.

                 STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

     Stockholder proposals submitted for inclusion in next year's proxy materials must be received by the Secretary of the Company on or before December 22, 2003. Proposals should be addressed to TransAct Technologies Incorporated, 7 Laser Lane, Wallingford, Connecticut 06492, Attention: Secretary.

     Stockholders may nominate candidates for election to the Board of Directors if the proper nomination procedure specified in the Company's By-Laws are followed. All nominations by stockholders must be delivered to or mailed and received at the principal executive offices of the Company not less than 30 nor more than 60 days prior to the meeting at which election of directors will take place; however, if less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, nominations will be timely if received not later than 10 days after notice was given or public disclosure was made. A stockholder's notice must set forth in writing (i) for each person proposed to be nominated, all information relating to each such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, including such person's written consent to be named in the proxy and to serving as a director, and (ii) for the stockholder giving notice, the (x) name and address of such stockholder as they appear on the Company's books and (y) the class and number of shares of the Company beneficially owned by such stockholder.

                                 ANNUAL REPORT

     A COPY OF THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST. REQUESTS SHOULD BE ADDRESSED TO: TRANSACT TECHNOLOGIES INCORPORATED, STOCKHOLDER RELATIONS DEPARTMENT, 7 LASER LANE, WALLINGFORD, CONNECTICUT 06492.

                                    GENERAL

     The accompanying proxy will be voted as specified thereon. Unless otherwise specified, proxies will be voted for the director nominated by the Board of Directors and the director nominated by the holders of Series B Preferred Stock, for the increase in shares of Common Stock subject to the Non-Employee Directors' Stock Plan by 100,000 shares and for ratification of the selection of PricewaterhouseCoopers LLP as independent accountants for 2003. As of the date of this Proxy Statement, the Board of Directors is not aware of any matter which is to be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matter requiring a vote of the stockholders arise at the Annual Meeting, the proxies confer upon the persons named in the accompanying proxy the authority to vote in respect of any such other matter in accordance with the recommendation of the Board of Directors.

     A stockholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy bearing a later date, or (iii) voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed to the Company, as follows:
TransAct Technologies Incorporated, 7 Laser Lane, Wallingford, Connecticut 06492, Attention: Secretary. A proxy appointment will not be revoked by death or supervening incapacity of the stockholder executing the proxy unless, before the shares are voted, notice of such death or incapacity is filed with the Company's Secretary or other person responsible for tabulating votes on behalf of the Company.

     The cost of preparing, assembling and mailing this proxy material will be borne by the Company. The Company may solicit proxies otherwise than by use of the mail, in that certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company will also request persons, firms and corporations holding shares in their names, or owned by others, to send this proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

     STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION IS APPRECIATED.

April 21, 2003

                                                                      APPENDIX A

                       TRANSACT TECHNOLOGIES INCORPORATED
                                (the "Company")

                            AUDIT COMMITTEE CHARTER
                           (Revised October 24, 2002)

1.  MISSION STATEMENT

     The Audit Committee will perform the oversight responsibilities of the Board of Directors of the Company in connection with the financial reporting process, the system of internal control, the independent audit process, and the Company's process for monitoring compliance with relevant laws and regulations and with the code of conduct. In performing its duties, the Audit Committee will maintain effective communication and working relationships with the Board of Directors, management, and the independent accountants. To effectively perform their role, Audit Committee members will obtain an understanding of the detailed responsibilities of committee membership, as well as the Company's business, operations, and risks. While the Board of Directors recognizes that the Audit Committee will rely on the advice and information provided to it by the Company's management and its independent accountants, the Audit Committee will exercise independent judgment in assessing the quality of the Company's financial reporting process and internal controls.

2.  ORGANIZATION

     The Audit Committee will be composed of outside directors independent of management as defined by Nasdaq and the rules adopted by the Securities and Commission (the "SEC") pursuant to Section 301 of the Sarbanes-Oxley Act of 2002 (the "Act"). The Board of Directors will appoint the Chairperson of the Audit Committee. Each member of the Audit Committee shall have experience or education in business or financial matters sufficient to provide him or her with a working knowledge with basic finance and accounting matters and one member shall be a "financial expert" as defined in the rules adopted by the SEC pursuant to
Section 407 of the Act. A minimum of four meetings will be held during each calendar year. The Audit Committee will meet privately and separately with the independent accountants and with management, as appropriate. The Board of Directors shall provide sufficient funding to the Audit Committee to permit it to carry out its functions set forth herein.

3.  ROLES AND RESPONSIBILITIES

  a.  Internal Control

     - Evaluate whether management is setting the appropriate tone by communicating the importance of internal control and ensuring that all appropriate employees understand their roles and responsibilities in this regard.

     - Discuss at least annually with the Company's independent accountants the adequacy and effectiveness of the Company's internal controls, including computer systems and applications.

     - Review the management letter issued by the independent accountants and management's responses and periodically assess action management has taken or progress it has made in addressing issues raised by the independent accountants.

     - Review all related party transactions and potential conflict of interest situations.

     - Receive, and act upon as appropriate, the disclosures made by the Chief Executive Officer and the Chief Financial Officer concerning internal controls and fraud required by Rule 13a-14 of the Securities Exchange Act of 1934.

  b.  Financial Reporting

     Annually

     - Review the Company's annual financial statements included in Form 10-K and the Annual Report to Stockholders with the Company's financial management and independent accountants.

     - Discuss any significant financial judgments made in connection with the preparation of the Company's financial statements.

     - Obtain assurances from financial management that the financial statements contain no material misstatements, and obtain assurances from the independent accountants that, in the course of their audit, they learned of no material misstatement.

     - Consider prior to their adoption any material change in accounting principles by the Company, and report and make recommendations to the Board of Directors with respect to any such change.

     - Review the selection, application and disclosure of critical accounting policies.

     Quarterly

     - Review the Company's quarterly financial statements with the Company's financial management and obtain assurances from financial management and the independent accountants that generally accepted principles have been consistently applied.

     - Obtain assurances from the Company's financial management that the financial statements included in the Company's quarterly Form 10-Q do not contain any material misstatements

     - Obtain assurances that the independent accountants learned of no material misstatements in the course of their review of such financial statements.

     - Communicate, as a whole or through the Chairperson, with the independent accountants on the results of their review of the quarterly financial statements prior to the filing of the Form 10-Q.

  c.  Independent Accountants

     - Annually appoint the firm of independent accountants who are to be engaged to examine the financial statements of the Company and approve the engagement letter describing the services to be performed by them.

     - Periodically evaluate the performance of the independent accountants.

     - Pre-approve all auditing services and non-audit services rendered to the Company by the independent accountants other than as described in the engagement letter. Such pre-approval may be delegated to one or more designated members of the Audit Committee, which pre-approvals shall be presented to the Audit Committee at each of its scheduled meetings. Such pre-approval is waived if in compliance with the de minimus exception contained in Section 202 of the Act.

     - Obtain written communication from the independent accountants confirming their independence.

     - Review with the independent accountants the scope of their examination with particular emphasis on the areas to which the Audit Committee or the independent accountants believe special attention should be directed.

     - Receive, and act upon as appropriate, the information provided by the independent accountants pursuant to Section 204 of the Act concerning (i) all critical accounting policies and practices; (ii) all alternative treatments of financial information within GAAP that have been discussed with management, the ramifications of the use of such alternatives and the treatment preferred by the independent accountants; and (iii) other material written communications with management.

     - Approve the compensation of the independent accountants.

     - Review with the independent accountants any problems or difficulties such accountants might have encountered during their annual audit, including any restrictions placed on the scope of the audit, difficulties obtaining required information, significant audit adjustments, and any other matters required to be discussed.

     - Resolve any disagreements between management and the independent accountants regarding financial reporting.

  d.  Other

     - Review with the Company's legal counsel, or independent counsel or other advisers engaged by it, any legal or regulatory matters that could have a significant impact on the Company's financial statements, operations or financial condition.

     - Review the adequacy of the Company's policies and practices concerning ethical and responsible business conduct.

     - Review the policies and procedures in effect for considering officers' expenses and perquisites.

     - Establish procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Perform other oversight functions as requested by the full Board of Directors.

     - Review this charter on an annual basis and make recommendations to the Board of Directors concerning any changes deemed appropriate.

                       TRANSACT TECHNOLOGIES INCORPORATED

                       NON-EMPLOYEE DIRECTORS' STOCK PLAN

         TransAct Technologies Incorporated. Non-Employee Directors' Stock Plan (the "Plan") is adopted by TransAct Technologies Incorporated. (the "Company") for the purpose of advancing the interests of the Company by providing compensation and other incentives for the continued services of the Company's non-employee directors and by attracting able individuals to directorships with the Company.

         1. Definitions. For purposes of this Plan, the following terms shall have the meanings set forth below:

         "Administrator" means the person(s) appointed by the Board to administer the Plan as provided in Paragraph 2 hereof.

         "Annual Meeting" means the annual meeting of the Company's stockholders.

         "Board" means the Board of Directors of TransAct Technologies Incorporated.

         "Change of Control" means (i) approval by the Company's stockholders of a merger in which the Company does not survive as an independent, publicly owned corporation, a consolidation, or a sale, exchange or other disposition of all or substantially all the Company's assets, or (ii) any acquisition of voting securities of the Company by any person or group (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), but excluding (a) the Company or any of its subsidiaries, (b) any person who was an officer or director of the Company on the day prior to the Effective Date, or (c) any savings, pension or other benefits plan for the benefit of employees of the Company or any of its subsidiaries, which theretofore did not beneficially own voting securities representing more than 30% of the voting power of all outstanding voting securities of the Company, if such acquisition results in such entity, person or group owning beneficially securities representing more than 30% of the voting power of all outstanding voting securities of the Company. As used herein, "voting power" means ordinary voting power for the election of directors of the Company.

         "Common Shares" means the Company's common stock, $.01 par value per share.

         "Company" means TransAct Technologies Incorporated, a Delaware corporation.

         "Effective Date" means the date of the initial offering of the Company's Common Shares to the public.

         "Grant Date" means the effective date of a grant of options pursuant to Paragraph 4(a) hereof.

         "Market Value" means the closing price of the Common Shares as reported by NASDAQ.

         "Participant" means a director who has met the requirements of eligibility and participation described in Paragraph 3 hereof.

         2. Administration. The Plan shall be administered by the Administrator. The Administrator may establish, subject to the provisions of the Plan, such rules and regulations as it deems necessary for the proper administration of the Plan, and make such determination and take such action in connection therewith or in relation to the Plan as it deems necessary or advisable, consistent with the Plan.

         3. Eligibility and Participation.

         (a) A non-employee director of the Company shall automatically become a Participant in the Plan as of the later of (i) the Effective Date, or (ii) the date of initial election to the Board. A director who is a regular employee or officer of the Company is not eligible to participate in the Plan.

         (b) A Participant shall cease participation in the Plan as of the date the Participant (i) fails to be re-elected to the Board, (ii) resigns or otherwise vacates his position on the Board, or (iii) becomes a regular employee or officer of the Company.

         4. Compensation. For all services rendered as a director of the Company, the Company shall grant options to each Participant as provided herein.

         (a) Grant of Options. Each person who is a Participant on the Effective Date shall be awarded a non-qualified option to purchase 10,000 Common Shares effective as of the Effective Date, at a price equal to the Market Value of Common Shares on that date. Any person who becomes a Participant after the Effective Date shall be awarded non-qualified options to purchase 5,000 Common Shares effective as of the date of the Annual Meeting at which such election occurs, or if the Participant is first elected to the Board other than at an Annual Meeting, as of the date of such election, at a price equal to the Market Value of Common Shares on that date.

         For years beginning after 1996, on the date of the first Board meeting following the Annual Meeting of each year, a Participant (other than a director who is first elected at the Annual Meeting for that year or within six months prior to such Annual Meeting), shall be awarded non-qualified options to purchase the applicable number of Common Shares in accordance with the table below, effective as of the date of such Board meeting, at a price equal to the Market Value of Common Shares on that date.

                 Year of Grant                 Number of Shares
                 -------------                 ----------------
               1997-1999                              2,500

               2000                                   5,000

               2001 and subsequent                    7,500

         (b) Term and Exercisability. All options shall have a term of 10 years and shall vest in accordance with the following schedule:

         Percentage of Options                     Vesting Date
         ---------------------                     ------------
                  20%                     1st anniversary of Grant Date
                  20%                     2nd anniversary of Grant Date
                  20%                     3rd anniversary of Grant Date
                  20%                     4th anniversary of Grant Date
                  20%                     5th anniversary of Grant Date

         Notwithstanding the foregoing, all options shall become immediately exercisable upon a Change of Control of the Company.

         (c) Method of exercise. An option granted under the Plan may be exercised, in whole or in part, by submitting a written notice to the Board, signed by the Participant or such other person who may be entitled to exercise such option, and specifying the number of Common Shares as to which the option is being exercised. Such notice shall be accompanied by the payment of the full option price for such Common Shares, or shall fix a date (not more than ten business days from the date of such notice) for the payment of the full option price of the Common Shares being purchased. Payment shall be made in the form of cash, Common Shares (to the extent permitted by law), or both. A certificate or certificates for the Common Shares purchased shall be issued by the Company after the exercise of the option and full payment therefor.

         (d) Termination of Directorship. If a Participant fails to be re-elected to the Board, resigns or otherwise ceases to be a director of the Company for reasons other than death or disability (within the meaning of Section

22(e)(3) of the Internal Revenue Code), all options granted under this Plan to such Participant which are not exercisable on such date shall immediately terminate, and any remaining options shall terminate if not exercised before thirty (30) days following such termination, or at such earlier time as may be applicable under Paragraph 4(b) above. If the Participant dies or becomes disabled within the thirty (30) day period described above, such remaining options may be exercised by the Participant or the Participant's personal representative at any time before the expiration of twelve (12) months following the date of death or commencement of disability. If a Participant ceases to be a director of the Company by reason of death or disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code), all options granted under this Plan to such Participant which are not exercisable on such date shall become immediately exercisable, and may be exercised at any time before the expiration of twelve (12) months following the date of death or commencement of disability, or such earlier time as may be applicable under Paragraph 4(b) above.

         (e) Non-transferability. Each option and all rights thereunder shall be exercisable during the Participant's lifetime only by him and shall be non-assignable and non-transferable by the Participant except, in the event of the Participant's death, by will or by the laws of descent and distribution. In the event the death of a Participant occurs, the representative or representatives of the Participant's estate, or the person or persons who acquired (by bequest or inheritance) the rights to exercise the Participant's options in whole or in part may exercise the option prior to the expiration of the applicable exercise period, as specified in Paragraph 4(d) above.

         (f) No rights as stockholder. A Participant shall have no rights as a stockholder with respect to any Common Shares subject to the option prior to the date of issuance of a certificate or certificates for such Common Shares.

         (g) Compliance with securities laws. Options granted and Common Shares issued by the Company upon exercise of options shall be granted and issued only in full compliance with all applicable securities laws, including laws, rules and regulations of the Securities and Exchange Commission and applicable state Blue Sky Laws. With respect thereto, the Board may impose such conditions on transfer, restrictions and limitations as it may deem necessary and appropriate to assure compliance with such applicable securities laws.

         5. Shares Subject to the Plan.

         (a) The Common Shares to be issued and delivered by the Company upon the exercise of options under the Plan may be either authorized but unissued shares or treasury shares of the Company.

         (b) The aggregate number of Common Shares of the Company which may be issued under the Plan shall not exceed 240,000 shares; subject, however, to the adjustment provided in Paragraph 6 in the event of stock splits, stock dividends, exchanges of shares or the like occurring after the effective date of this Plan.

         (c) Common Shares covered by an option which is no longer exercisable with respect to such shares shall again be available for issuance under this Plan.

         6. Share Adjustments. In the event there is any change in the Company's Common Shares resulting from stock splits, stock dividends, combinations or exchanges of shares, or other similar capital adjustments, equitable proportionate adjustments shall automatically be made without further action by the Board or Administrator in (i) the number of Common Shares available for award under this Plan, (ii) the number of Common Shares subject to options granted under this Plan, and (iii) the option price of options granted under this Plan.

         7. Amendment or Termination. The Board may terminate this Plan at any time, and may amend the Plan at any time or from time to time; provided, however, that the Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder; and further provided that any amendment that would increase the aggregate number of Common Shares that may be issued under the Plan, materially increase the benefits accruing to Participants under the Plan, or materially modify the requirements as to eligibility for participation in the Plan shall be subject to the approval of the Company stockholders to the extent required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any other governing rules or regulations except that such increase or modification that may result from adjustments authorized by Paragraph 6 does not require such approval. If the Plan is terminated, any unexercised option shall continue to be exercisable in accordance with its terms.

         8. Company Responsibility. All expenses of this Plan, including the cost of maintaining records, shall be borne by the Company.

         9. Implied Consent. Every Participant, by acceptance of an award under this Plan, shall be deemed to have consented to be bound, on his or her own behalf and on behalf of his or her heirs, assigns, and legal representatives, by all of the terms and conditions of this Plan.

         10. Delaware Law to Govern. This Plan shall be construed and administered in accordance with and governed by the laws of the State of Delaware.

                       TRANSACT TECHNOLOGIES INCORPORATED
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD TUESDAY, MAY 20, 2003

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                       TRANSACT TECHNOLOGIES INCORPORATED

The undersigned stockholder of TransAct Technologies Incorporated (the "Company") does hereby nominate, constitute and appoint Bart C. Schuldman and Richard L. Cote, or either of them, with full power to act alone, my true and lawful attorney with full power of substitution, for me and in my name, place and stead to vote all of the shares of Common Stock of the Company standing in my name on its books on April 9, 2003, at the Annual Meeting of its stockholders to be held at The Ramada Plaza Hotel, 275 Research Parkway, Meriden, CT 06450 on Tuesday, May 20, 2003 at 10:00 a.m., or at any adjournment thereof, with all powers the undersigned would possess if personally present as follows:

                         (TO BE SIGNED ON REVERSE SIDE)

                         PLEASE SIGN, DATE AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                       TRANSACT TECHNOLOGIES INCORPORATED

                                  MAY 20, 2003

[X] Please mark your votes as in this example.

                                       FOR       WITHHELD
1.    ELECTION OF                      [ ]           [ ]        Nominee:   Charlie A. Dill
      DIRECTOR

                                       FOR       AGAINST        ABSTAIN
2.   APPROVAL OF INCREASE              [ ]           [ ]         [ ]
     IN SHARES OF COMMON
     STOCK SUBJECT TO
     NON-EMPLOYEE DIRECTORS'
     STOCK PLAN BY 100,000 SHARES

                                       FOR       AGAINST        ABSTAIN
3.   RATIFICATION OF SELECTION         [ ]           [ ]         [ ]
     OF PRICEWATERHOUSECOOPERS LLP
     AS INDEPENDENT ACCOUNTANTS
     FOR 2003

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED ON BEHALF OF THE UNDERSIGNED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

SIGNATURE                                DATE                        , 2003
           -----------------------------         --------------------

SIGNATURE                                DATE                        , 2003
           -----------------------------         --------------------
            (SIGNATURE IF HELD JOINTLY)

         NOTE: Please sign exactly as name appears on the mailing label. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing on behalf of a corporation, please sign the full corporate name by president or other authorized officer. If signing on behalf of a partnership, please sign the partnership name by authorized person.

                       FOR HOLDERS OF PREFERRED STOCK ONLY
                       TRANSACT TECHNOLOGIES INCORPORATED
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD TUESDAY, MAY 20, 2003

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                       TRANSACT TECHNOLOGIES INCORPORATED

The undersigned stockholder of TransAct Technologies Incorporated (the "Company") does hereby nominate, constitute and appoint Bart C. Schuldman and Richard L. Cote, or either of them, with full power to act alone, my true and lawful attorney with full power of substitution, for me and in my name, place and stead to vote all of the shares of Preferred Stock of the Company standing in my name on its books on April 9, 2003, at the Annual Meeting of its stockholders to be held at The Ramada Plaza Hotel, 275 Research Parkway, Meriden, CT 06450 on Tuesday, May 20, 2003 at 10:00 a.m., or at any adjournment thereof, with all powers the undersigned would possess if personally present as follows:

                         (TO BE SIGNED ON REVERSE SIDE)

                       FOR HOLDERS OF PREFERRED STOCK ONLY
                         PLEASE SIGN, DATE AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                       TRANSACT TECHNOLOGIES INCORPORATED

                                  MAY 20, 2003

[X] Please mark your votes as in this example.

                                      FOR       WITHHELD
1.    ELECTION OF                     [ ]           [ ]       Nominee:  Jeffrey T. Leeds
      DIRECTOR BY
      HOLDERS OF
      PREFERRED STOCK
      ONLY

                                      FOR       AGAINST        ABSTAIN
2.   APPROVAL OF INCREASE             [ ]           [ ]         [ ]
     IN SHARES OF COMMON
     STOCK SUBJECT TO
     NON-EMPLOYEE DIRECTORS'
     STOCK PLAN BY 100,000 SHARES

                                      FOR       AGAINST        ABSTAIN
3.   RATIFICATION OF SELECTION        [ ]           [ ]         [ ]
     OF PRICEWATERHOUSECOOPERS LLP
     AS INDEPENDENT ACCOUNTANTS
     FOR 2003

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED ON BEHALF OF THE UNDERSIGNED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

SIGNATURE                                    DATE                    , 2003
            -------------------------------        -----------------

SIGNATURE                                   DATE                    , 2003
            -------------------------------        -----------------
             (SIGNATURE IF HELD JOINTLY)

         NOTE: Please sign exactly as name appears on the mailing label. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing on behalf of a corporation, please sign the full corporate name by president or other authorized officer. If signing on behalf of a partnership, please sign the partnership name by authorized person.